                                 EXHIBIT 10.4

                INTEGRATED COMMUNICATIONS CONSULTANTS CORPORATION
                            MASTER SERVICES AGREEMENT

     THIS MASTER SERVICES AGREEMENT is made and entered into effective as of
3/1/2003 (the "Effective Date") between Integrated Communications Consultants
Corporation, a Delaware limited liability company ("Supplier"), and IElement,
Inc., a Nevada corporation ("Customer").

     WHEREAS, Supplier operates telecommunications network facilities; and

     WHEREAS, Customer desires to have Supplier provide telecommunications
Services to Customer on Supplier's network facilities; and

     WHEREAS, Supplier desires to provide such Services to Customer on the terms and subject to the conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, Supplier and Customer agree as follows:

1.   DEFINITIONS AND ATTACHMENTS.
     ---------------------------

     A. ATTACHMENTS AND EXHIBITS. The following documents are incorporated into and made a part of this Agreement:

          1) the document entitled "ACCESS TRANSPORT SERVICES - SERVICE
     DESCRIPTIONS" which is attached hereto and identified as Attachment 1;

          2) the document entitled "ORDERING AND BILLING PROCEDURES" which is attached hereto and identified as Attachment 2;

          3) the document entitled "TECHNICAL SPECIFICATIONS" which is attached hereto and identified as Attachment 3;

          4) the document entitled "TROUBLE REPORTING/MAINTENANCE AND REPAIR"
     which is attached hereto and identified as Attachment 4;

          5) the document entitled "GENERAL PROVISIONS" which is attached hereto and identified as Attachment 5;

          6) the document entitled "ADDITIONAL TERMS AND CONDITIONS" which is attached hereto and identified as Attachment 6; and

          7) the Exhibits which are attached hereto and referred to herein.

     B. DEFINITIONS. Terms used in this Agreement shall have normal or common meanings ascribed to them in the telecommunications industry, unless specifically defined otherwise herein. Certain terms are defined in Attachment
1. For purpose of this Agreement, the following terms shall have the following meanings (terms defined in the singular shall have the same meanings in the plural and vice versa):

          ACCESS TRANSPORT SERVICES. "Access Transport Services" shall mean dedicated, Point to Point access transport services, as described in
     Attachment 1, provided by Supplier to Customer pursuant to Firm Order
     Confirmations under this Agreement.

          ADDITIONAL SERVICES. "Additional Services" shall mean
     telecommunications capacity services and/or related services which may be provided by Supplier to Customer but are outside the Access Transport
     Service offerings described in Attachment 1, subject to mutually agreed upon terms and conditions.

          AGREEMENT. "Agreement' shall mean this Master Services Agreement, together with the Attachments and Exhibits hereto and all Market Service
     Orders accepted by Supplier pursuant to Firm Order Confirmations; the words
     "herein", "hereof", "hereunder" and other words of similar import when used in this Agreement shall refer to this Agreement as a whole, and not to any particular section or other portion of this Agreement.

          CHRONIC TROUBLE OUTAGE. "Chronic Trouble Outage" shall have the meaning set forth in Section 11.B.

          EFFECTIVE DATE. "Effective Date" shall have the meaning set forth in the introductory paragraph of this Agreement.

          END USER. "End User" shall mean one of Customer's subscribers or customers to whom Customer will provide telecommunications services utilizing, in part, Services provided by Supplier to Customer.

          FCC. "FCC" shall mean the Federal Communications Commission of the
     United States of America or any other federal agency that succeeds to the responsibilities and authority of the Federal Communications Commission.

          FIRM ORDER CONFIRMATION. "Firm Order Confirmation" shall have the meaning set forth under the caption "Ordering Procedures" on Attachment 2.

          FORCE MAJEURE EVENT. "Force Majeure Event" shall have the meaning set forth in paragraph 6 of Attachment 5.

          MARKET SERVICE ORDER. "Market Service Order" shall have the meaning set forth under the caption "Ordering Procedures" on Attachment 2.

          NON-RECURRING CHARGE. "Non-Recurring Charge" shall mean, with respect to any Service, the amount that is due and payable by Customer to Supplier as a single charge upon the commencement of Supplier providing such Service to Customer.

          PLANNED SERVICE OUTAGE. "Planned Service Outage" shall mean a complete loss of transmit or receive capability occurring on Supplier's network, caused by scheduled maintenance or planned enhancements or upgrades to either party's network.

          POINT OF DEMARCATION. "Point of Demarcation" shall mean the interface
     (Customer provided DSX jack or other mutually acceptable equipment) between
     Supplier's Equipment and Customer's equipment located at the point at which common carriers terminate communications cabling in a building or local exchange carrier central office (LEC CO).

          POINT OF PRESENCE OR POP. "Point of Presence" or "POP" shall mean a specific location where Customer originates and/or terminates its telecommunications service.

          RECURRING CHARGE. "Recurring Charge" shall mean, with respect to any
     Service, the amount that is due and payable by Customer to Supplier for each month (or portion thereof) that such Service is provided to Customer.

          SERVICE DATE. "Service Date" shall mean, with respect to any Service provided by Supplier to Customer, the later of (i) the date Supplier notifies Customer that the Service has been installed, tested, and is available for Customer's use, and (ii) the date specified in or accepted by the Firm Order Confirmation for such Service, as modified pursuant to
     Section 3.B and the provisions set forth under the caption "Billing and
     Payment" on Attachment 2.

          SERVICE OUTAGE. "Service Outage" shall mean a complete loss of transmit or receive capability occurring on Supplier's network relating to
     Service being provided to Customer, excluding: (i) Planned Service Outages;
     and (ii) periods of loss due to any FORCE MAJEURE Events.

          SERVICE TERM. "Service Term" shall have the meaning set forth in
     Section 3.C.

          SERVICES. "Services" shall mean Access Transport Services and
     Additional Services, collectively.

          Supplier's Equipment. "Supplier's Equipment" shall mean the telecommunications equipment, cabling or facilities installed, tested, operated and controlled by Supplier that are necessary or appropriate for the Services, up to the Point of Demarcation.

          SUPPLIER'S PROVIDERS. "Supplier's Providers" shall have the meaning set forth in paragraph 8 of Attachment 5.

2.   SERVICES; CREDIT REQUIREMENTS; AUTHORIZATION.

     A. ACCESS TRANSPORT SERVICES.Supplier shall provide to Customer the
Services identified in each Market Service Order that is accepted by Supplier pursuant to a Firm Order Confirmation subject to the terms and conditions of such Firm Order Confirmation and this Agreement, all as more fully set forth in
Attachment 2. Access Transport Services shall include normal installation, maintenance, inspection, repair and testing associated therewith as provided for herein.

     B. ADDITIONAL SERVICES. In addition to Access Transport Services, Customer may request Additional Services from Supplier. Any such request shall be subject to availability and Supplier's capability to provide such services as determined by Supplier in Supplier's sole discretion. Within thirty (30) days after receiving such written request, Supplier shall notify Customer whether the
Additional Services are available and, if they are, Supplier's recurring and non-recurring charges for such Additional Services and any necessary terms and conditions pertaining to such Additional Services.

     C. CREDIT SUPPORT. In evaluating requests for Services and at such other times during the term of this Agreement as Supplier may determine in its sole discretion, Supplier may perform a credit review of Customer. Such credit review may be based on Customer's overall financial condition and such other credit or financial considerations as Supplier may determine in its sole discretion. In order to perform such a credit review, Customer shall provide to Supplier
Customer's most recent audited financial statements (to include a balance sheet, income statement, statement of cash flow, and their accompanying notes) and any other credit or financial materials or information requested by Supplier in its sole discretion. Based on this credit review, Supplier may agree to proceed with any Service without any further credit support, or may require Customer to provide additional credit support in one or more of the following forms:

          1) an irrevocable standby letter of credit in a format, from a financial institution and in an amount acceptable to Supplier in its sole discretion;

          2) a cash deposit in an amount Supplier may determine in its sole discretion which Supplier may utilize at any time in its sole discretion as payment of any amount that is due and payable by Customer pursuant to this
     Agreement (and if all or any portion of such deposit is so used by
     Supplier, Customer shall promptly pay to Supplier the amount so used which
     Supplier will hold as a part of the deposit provided pursuant to this paragraph);

          3) a guaranty of Customer's obligations under this Agreement in a format, in an amount and from a guarantor acceptable to Supplier in its sole discretion (in order for Supplier to analyze whether such guarantor is acceptable, Supplier may request from Customer, and Customer shall provide or cause to be provided, the same types of credit and financial information relating to such guarantor as Supplier may request of Customer pursuant to this Section); or

          4) an alternative form of security acceptable to Supplier in its sole discretion.

Any failure of Customer to provide the materials, information or credit support required pursuant to this Section 2.C within thirty (90) days after Supplier makes a request or demand for the same shall constitute a material breach of this Agreement. Supplier may require the credit support described in clauses (1)

through (4) above without requesting or performing a credit review of Customer if (i) Customer fails to make any payment due hereunder by the due date specified herein, (ii) Customer defaults under any other provision of this
Agreement, or (iii) Customer becomes subject to any of the events or conditions described in clause (1) of Section 12.A.

     D. AUTHORIZATION. Customer represents and warrants to Supplier, as of the
Effective Date and on each date that Customer delivers to Supplier a Market
Service Order, that (i) Customer is duly organized, validly existing and in good standing under the laws of its state of formation or organization and in each state where the Services are or will be obtained and has all necessary power and authority to enter into and perform this Agreement and acquire such Services, and (ii) the execution, delivery and performance of this Agreement, including without limitation, each Market Service Order or Firm Order Confirmation to be delivered or executed by Customer, have been or will be duly authorized by all necessary action on the part of Customer. Customer agrees that Supplier may, at any time and from time to time in connection with any request by Customer for
Services, require that Customer provide to Supplier certification, in a form satisfactory to Supplier and from a duly authorized officer or agent of Customer acceptable to Supplier, that (i) the person or persons signing or delivering this Agreement or any Market Service Order or Firm Order Confirmation on behalf of Customer are duly authorized to take such actions, and (ii) the signatures of such duly authorized persons on any part of this Agreement are their true and correct signatures. Supplier shall not be required to commence any actions with respect to the provision of any Services unless and until any request for such certification is received by Supplier. Supplier may rely on any such certification until notified by Customer to the contrary. Notwithstanding the foregoing, Supplier shall not be required to make any inquiry into the authority of or validity of any actions taken by any person executing or delivering this
Agreement or any Market Service Order or Firm Order Confirmation on behalf of
Customer if Supplier reasonably believes that such person has the authority to take such actions.

3.   INSTALLATION; SERVICE DATE; TERM AND TERMINATION OF SERVICE.

     A. TESTING. Upon completion of installation or connection of facilities and/or equipment necessary for the provision of each Service to be provided to
Customer, Supplier shall conduct appropriate tests to demonstrate that the
Service meets the applicable specifications set forth in Attachment 3. Upon successful completion of such tests, Supplier shall notify Customer that such
Service is available for use.

     B. SERVICE DATE. Supplier shall use commercially reasonable efforts to provide each Service ordered and accepted pursuant to a Firm Order Confirmation by no later than the date specified in or accepted by such Firm Order
Confirmation. Supplier's standard provisioning intervals for Services are listed in the applicable Service schedule, and the scheduled Service Date specified in a Firm Order Confirmation shall in no event be prior to expiration of the applicable interval. Customer may request that such Service be made available prior to such specified date, in which event Supplier shall use reasonable efforts to make such Service available by the date requested, but Supplier shall not be responsible or in any way penalized or liable for its failure to do so.
Customer may request that such Service be delayed by up to thirty (30) days after such specified date, as set forth in Attachment 2 under the caption
"Billing and Payment." If Supplier fails to provide the Service by the date specified pursuant to the applicable Firm Order Confirmation and such failure is not due to (i) any FORCE MAJEURE Event, (ii) any failure of Customer to comply with the terms of this Agreement, or (iii) any fault or negligent act or omission of Customer, any End User or any other party, then Customer shall not be required to pay the Non-Recurring Charge with respect to such Service.
Customer's relief from paying such Non-Recurring Charge shall be the sole and exclusive remedy of Customer in the event of such failure by Supplier to provide such Service by such date, and under no circumstances shall such failure be deemed a default under this Agreement.

     C. SERVICE TERM. Each Service accepted by Supplier pursuant to a Firm Order
Confirmation shall remain in effect from the Service Date for such Service until the end of the term established for such Service pursuant to such Firm Order
Confirmation (the "Service Term"). The Service Term with respect to any Service from ICCC to IElement is to be established as "Month to Month," and such Service shall continue in effect until the end of the month during which this Agreement is terminated unless (i) Customer notifies Supplier that Customer desires to terminate such Service prior to such time, which notice must be delivered to
Supplier at least one month prior to the effective date of such termination, or
(ii) such Service is otherwise terminated pursuant to the terms of this
Agreement.

     D. EARLY TERMINATION. If Customer desires to terminate any Service after the Service Date for such Service and prior to the expiration of the Service
Term, Customer may do so by providing notification thereof to Supplier at least thirty (30) calendar days in advance of such termination. In the event of any such termination of a Service, Customer shall pay to Supplier, prior to the effective date of such termination, all current and past due balances owed to
Supplier for services provided through the effective date of such termination, less any deposits held by Supplier. Notwithstanding the foregoing, Customer shall have no liability to Supplier for early termination of any Service if (i)
Customer and Supplier mutually agree upon the terms of new Service to be provided by Supplier to Customer pursuant to this Agreement in replacement of or substitution for such terminated Service, (ii) Customer terminates this
Agreement upon a material default by Supplier as set forth in Section 12 or
(iii) Supplier terminates such Service as a result to a change to this Agreement objected to by Customer as contemplated in paragraph 16 of Attachment 5. In addition to the foregoing, either party, upon thirty (30) days prior notice to the other party, shall have the right to terminate any Service (and upon such termination, neither party shall have any further liability or obligation to the other party for such Service) if (i) Supplier or Customer is prohibited by law or governmental authority from furnishing or using such Service, (ii) any material rate or other term contained in this Agreement applicable to such
Service is changed by order of the highest court of competent jurisdiction to adjudicate the matter, the FCC, or any other local, state or federal governmental authority, (iii) either party cannot obtain, retain or maintain any approval or authorization necessary for such Service as contemplated in Section
10 or (iv) Customer terminates such Service (or a portion thereof) as a result of a Chronic Trouble Outage of all or a portion of such Service as contemplated in Section 11.B, a Force Majeure Event as contemplated in paragraph 6 of
Attachment 5, or an Infringement Claim as contemplated in paragraph 10 of
Attachment 5.

For any Service that is disconnected after the Service commenced and prior to the expiration of the Service Term (the "Terminated Service"), Customer will not be assessed a termination charge, only to the extent that (1) Customer replaces the Terminated Service with a new Service having a term equal to the Terminated
Service, (2) the Recurring Charge for the New Service is equal to or greater than the Recurring Charge for the Terminated Service and (3) Customer pays the
Non-Recurring Charge associated with the connection of the New Service. Normal termination charges will apply to all other Services disconnected or terminated prior to the expiration of the applicable Service Term.

4.   ORDERING PROCEDURES.

     Customer and Supplier shall follow the Service ordering terms, conditions and procedures set forth in Attachment 2 under the caption "Ordering
Procedures."

5.   PRICING; BILLING AND PAYMENT.

     A. Supplier has provided to Customer, and Customer acknowledges receipt of,
Supplier's pricing schedules setting forth the Recurring Charges and
Non-Recurring Charges for the Services that may be provided to Customer by
Supplier pursuant to this Agreement. Customer agrees to pay such charges in connection with the Services provided to Customer pursuant to this Agreement. As contemplated in paragraph 16 of Attachment 5, Supplier may change the pricing terms set forth on such pricing schedules, but unless otherwise agreed upon between Customer and Supplier, such changed pricing terms will not apply to any
Services then being provided to Customer by Supplier pursuant to Firm Order
Confirmations then in effect. Pricing for Additional Services shall be established by Supplier and provided to Customer if the Additional Services will or can be provided by Supplier within a reasonable time after Customer's request for Additional Services under Section 3.B.

     B. Customer and Supplier shall follow the billing and payment terms, conditions and procedures set forth in Attachment 2 under the caption "Billing and Payment."

6.   CONNECTION.

     A. With respect to each circuit included as part of any Service provided to
Customer, Supplier will be responsible for installing the circuit to the Point of Demarcation. If Customer's or the relevant End User's Point of Presence differs from the Point of Demarcation, Customer shall be responsible for connecting to the Point of Demarcation. Actual connection of Supplier's circuit and Customer's equipment necessary for such Service will be the responsibility and expense of Customer.

     B. If Customer's or an End User's equipment is not compatible with a
Service provided to Customer, any special interface equipment or facilities necessary to achieve compatibility shall be the sole responsibility and expense of Customer.

7.   EQUIPMENT AND INSTALLATION.

     A. Unless specifically provided for otherwise herein, Supplier or its agents, shall, at Supplier's sole cost and expense, provide, install, maintain, repair, operate and control (and whenever Supplier determines it to be appropriate, remove) all of Supplier's Equipment required for the provision of
Services. Supplier reserves the right to substitute, change or rearrange any of
Supplier's Equipment provided that the quality, cost or type of Services are not materially and adversely affected.

     B. With respect to each Service provided to Customer, equipment and service beyond the Point of Demarcation shall be the sole responsibility and expense of
Customer.

     C. With respect to each Service provided to Customer, Customer and the End
User shall provide Supplier and its agents and contractors, at no cost to
Supplier or its agents or contractors, all necessary or appropriate access to
(including, without limitation access for purposes of removing any of Supplier's
Equipment whenever Supplier determines it to be appropriate), and all necessary or appropriate space, power and environmental conditions at, the Point of
Demarcation, including, but not limited to (i) roof, window, equipment, battery and conduit space, (ii) heating, ventilation and air conditioning, and (iii)
protection from fire and other casualties, as applicable for the particular installation (or removal). Where the granting of access or right-of-way to
Supplier and its agents and contractors requires the consent or approval of third parties, Customer shall use (and shall cause End Users to use) its (or their) best efforts to obtain such consent or approval on behalf of Supplier and its agents and contractors.

     D. Whenever possible, Supplier shall provide at least twenty-four (24)
hours notice to Customer prior to entering Customer's POP to install, maintain, repair, replace or remove any of the Supplier's Equipment. If it is not possible to provide such notice, Supplier shall provide notice to Customer as soon as practicable. All of the foregoing is subject to the terms of Section 8 and
Attachment 4.

     E. Except as set forth in Section 6.A, Supplier shall have no obligation to install, maintain or repair any equipment owned or provided by Customer, any End
User or any other party.

     F. Neither party shall adjust, align, attempt to repair, relocate or remove the other party's equipment, except as expressly authorized by the other party.

     G. Customer shall be liable for any loss or damage, including theft, to
Supplier's Equipment to the extent that such loss or damage is the result of
Customer's or an End User's or their respective employees', agents' or contractors' negligent acts or omissions, willful misconduct, or breach of the terms of this Agreement. In the event of any such loss or damage to Supplier's
Equipment, Customer shall reimburse Supplier for the reasonable cost of repair of Supplier's Equipment, or the replacement thereof, within thirty (30) days after receipt by Customer of a written request for reimbursement and substantiation of actual repair or replacement costs incurred.

     H. Supplier shall be liable for any loss or damage, including theft, to
Customer's or an End User's equipment to the extent that such loss or damage is the result of Supplier's or its employees', agents' or contractors' negligent acts or omissions, willful misconduct, or breach of the terms of this Agreement.
In the event of any such loss or damage to any such equipment, Supplier shall reimburse Customer or the End User, as the case may be, for the reasonable cost of repair of the equipment, or the replacement thereof, within thirty (30) days after receipt by Supplier of a written request for reimbursement and substantiation of actual repair or replacement costs incurred.

     I. Supplier's Equipment shall remain the sole and exclusive property of
Supplier, and nothing contained herein shall give or convey to Customer, any End
User or any other person, any right, title or interest whatsoever in Supplier's
Equipment. Supplier's Equipment shall at all times be and remain personal property, notwithstanding that it may be or become attached to or embedded in real property. Customer shall not, and will cause each End User to not, tamper with, remove or conceal any identifying plates, tags or labels affixed to
Supplier's Equipment. Customer will not, and will cause End Users to not, cause or permit Supplier's Equipment to be or become encumbered by any liens, security interests or other encumbrances. Customer will do or cause to be done all acts and things that Supplier may reasonably request to assure that the terms of this
Section are satisfied.

     J. Customer's equipment shall remain the sole and exclusive property of
Customer, and nothing contained herein shall give or convey to Supplier, or any other person, any right, title or interest whatsoever in Customer's equipment.
Customer's equipment shall at all times be and remain personal property, notwithstanding that it may be or become attached to or embedded in real property. Supplier shall not tamper with, remove or conceal any identifying plates, tags or labels affixed to Customer's equipment. Supplier will not cause or permit Customer's equipment to be or become encumbered by any liens, security interests or other encumbrances. Supplier will do or cause to be done all acts and things that Customer may reasonably request to assure that the terms of this
Section are satisfied.

8.   TROUBLE REPORTING; MAINTENANCE.

     Customer and Supplier shall follow the trouble reporting and maintenance terms, conditions and procedures described in Attachment 4.

9.   TERM.

     This Agreement shall be in effect as of the Effective Date and shall remain in effect until either party terminates this Agreement by delivering notice of such termination to the other party at least thirty (30) days prior to the effective date of such termination. Upon termination of this Agreement, all rights of Customer to order new Services shall cease and Supplier shall have no further obligations to consider furnishing new Services to Customer. Upon termination of this Agreement, any Service not previously terminated by Customer that has a term that extends beyond the date this Agreement is terminated shall remain in effect for the term specified in or accepted by the applicable Firm
Order Confirmation.

10.  GOVERNMENTAL AUTHORIZATION; COMPLIANCE WITH LAW.

     A. GOVERNMENTAL AUTHORIZATION. This Agreement is subject to all applicable federal, state and local laws, rules and regulations, and all rulings, orders and other actions of governmental agencies and authorities with jurisdiction over any of the subject matter of this Agreement (collectively, "Rules"), including, but not limited to, the Communications Act of 1934, as amended, the rules and regulations of the FCC, and the obtaining and continuance by the parties of any required approval or authorization of the FCC or any other governmental authority. Each of Supplier and Customer shall use its good faith reasonable efforts to obtain, retain, and maintain such approvals and authorizations. If, notwithstanding the foregoing, either party cannot obtain, retain or maintain any such approval or authorization, or if any such Rules adversely affects the Services or any portion thereof or requires Supplier to provide such affected Services other than in accordance with the terms of this
Agreement, either party may, without liability to the other party, terminate the affected Service upon at least thirty (30) days prior written notice to the other party. Customer represents that it is a telecommunications carrier under the Communications Act of 1934, as amended, or under the laws of the jurisdiction where it operates. Customer represents that it has taken all actions required by the FCC to operate as a telecommunications carrier under the
Communications Act of 1934, as amended.

     B. COMPLIANCE WITH LAW. Customer agrees that its use of the Services shall be in accordance, and shall comply, with all applicable laws, regulations, and rules. Supplier reserves the right, exercisable in its sole discretion, to disconnect or restrict any transmission initiated by Customer, if such actions are reasonably appropriate to assure that Supplier is not in violation of any civil or criminal law, regulation or rule.

11.  SERVICE CREDITS.

     A. OUT-OF-SERVICE CREDITS.

          1) A credit allowance will be given for Service Outages as specified below. Credit allowances will be expressly indicated on and deducted from the next invoice received by Customer after the Service Outage. A Service
     Outage begins when (i) Customer reports the Service malfunction to Supplier pursuant to the procedures described in Attachment 4 and (ii) the location of the cause of the Service Outage is determined. A Service Outage ends when the affected circuit is fully operational. A credit allowance will be given from the time the Service Outage begins until it ends. For each
     Service Outage of more than five (5) consecutive minutes, Customer will receive twenty-four (24) "Service Credits," as hereinafter defined, with respect to the Service that is affected by such Service Outage. A "Service
     Credit" with respect to any Service provided to Customer that is affected by a Service Outage shall mean a credit applied to Customer's account equal to 1/720 (i.e., approximately one (1) hour) of the monthly Recurring Charge for the affected Service. No more than twenty-four (24) Service Credits will be applied to any affected Service during any particular day regardless of the quantity of Service Outages during that day. The Service
     Credits described in this paragraph shall be the sole and exclusive remedy of Customer in the event of any Service Outage, and under no circumstances shall a Service Outage be deemed a default under this Agreement.

          2) Out-of-service credits do not apply to Service Outages (i) caused by Customer or an End User or a supplier of service to Supplier, (e.g., the incumbent local exchange carrier); (ii) due to failure of power or equipment provided by (or the responsibility of) Customer, any End User or any other third parties; (iii) during any period in which Supplier is not given access to the premises of Customer, any End User or other third party; (iv) which constitute Planned Service Outages; or (v) due to any
     FORCE MAJEURE Event.

     B. CHRONIC TROUBLE OUTAGE. A "Chronic Trouble Outage" with respect to any circuit included as part of any Service being provided to Customer exists when two or more Service Outages have been reported by Customer to Supplier in connection with such circuit within a 30-day period and the cause of each such
Service Outage is determined to be in Supplier's network. Whenever Customer reports to Supplier that a circuit is experiencing a Chronic Trouble Outage,
Supplier shall, as promptly as practicable, perform a detailed investigation and report the findings to Customer. If another Service Outage occurs in connection with such circuit within a thirty (30) day period after correcting the most-recent Service Outage, Customer may terminate the Service with respect to such specific circuit without incurring liability to Supplier. Supplier has no obligation to provide alternative routing for any circuit so terminated.

12.  DEFAULT.

     A. DEFAULT GENERALLY. A party shall be in default under this Agreement upon the occurrence of any one or more of the following events or conditions:

          1) such party (i) files a petition or otherwise commences, authorizes or acquiesces in the commencement of a proceeding or cause of action under any bankruptcy, insolvency, reorganization, debt restructuring, liquidation or similar law, or has any such petition filed or commenced against it,
     (ii) makes an assignment or any general arrangement for the benefit of creditors, (iii) otherwise becomes bankrupt or insolvent (however evidenced), (iv) has a liquidator, administrator, receiver, trustee, conservator or similar official appointed with respect to it or any substantial portion of its property or assets, or (v) is generally unable to pay its debts as they fall due; or

          2) such party fails to perform any material obligation required of it under this Agreement and such nonperformance is not remedied within ninety
     (90) days after notice thereof (or if such party has promptly commenced to remedy such nonperformance within such ninety (90) day period and is proceeding diligently to remedy such nonperformance but such nonperformance cannot be cured within such ninety (90) day period, then within such longer period of time as may reasonably be necessary to remedy such nonperformance), except for any failure of such party to pay when due any amount owing pursuant to this Agreement, for which no cure period shall be available.

In addition to all remedies available at law or in equity (subject, however to the limitations set forth in paragraph 12 of Attachment 5), the non-defaulting party hereunder may terminate this Agreement (and all Services extending beyond the termination date of this Agreement) upon the occurrence of a default by the other party. Upon any such termination by Supplier, Customer shall be liable to
Supplier for the amounts determined pursuant to Section 3.D for each Service then in effect as if such Service was terminated by Customer prior to the end of the term established for such Service.

     B. SUSPENSION OF SERVICE.

          1) In addition to the remedies set forth in Section 12.A, if payment in full is not received by Supplier from Customer on or before the applicable due date for such payment, Supplier shall have the right (i)
     upon providing written notice ("Suspension Notice"), to suspend or block,

     at any time after such Suspension Notice is issued, all or any portion of all of the Services then being provided to Customer; and (ii) to immediately place any pending Market Service Orders on hold, and to decline to accept any new Market Service Orders or other requests from Customer to provide Service commencing on the day that Supplier issues the Suspension
     Notice to Customer. If Supplier receives the entire past due amount prior to any termination of this Agreement under Section 12.A, then the Services shall not be further suspended. Supplier may continue such suspension until such time as Customer has paid in full all charges then due, including any reinstallation charges and/or late fees as specified herein, and at all times may exercise its other remedies under this Agreement in addition to or in substitution of the suspension rights described in this paragraph.

          2) Suspension of Services as set forth in this Section shall not affect Customer's obligation to pay for the Services.

     C. TERMINATION FOR VIOLATION OF LAW. In addition to its other termination rights hereunder, and with respect to all Services, Supplier may immediately disconnect any Services in whole or in part if Supplier determines that such
Services violate any law, statute, or ordinance, including the Communications
Act of 1934 (as amended), or that the imposition of any statute, or promulgation of any rule, regulation, or order of the Federal Communications Commission or other governing body makes Supplier's performance under this Agreement commercially impracticable.

13.  MISCELLANEOUS.

     This Agreement constitutes the entire agreement between Supplier and
Customer with respect to the Services and all other matters provided for herein;
all prior and contemporaneous agreements, representations, statements, negotiations, and undertakings with respect to the subject matter herein are superseded by this Agreement. SUPPLIER MAKES NO WARRANTIES OR REPRESENTATIONS
WITH RESPECT TO ANY AND ALL SERVICES PROVIDED UNDER THIS AGREEMENT OR ITS
PERFORMANCE UNDER THIS AGREEMENT, EXPRESS OR IMPLIED, EITHER IN FACT OR BY
OPERATION OF LAW, STATUTORY OR OTHERWISE, INCLUDING WITHOUT LIMITATION
WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE, EXCEPT
THOSE EXPRESSLY SET FORTH HEREIN. Except as otherwise provided in paragraph 16 of Attachment 5, neither this Agreement nor any of the provisions hereof may be amended, altered or added to in any manner except by a document in writing and signed by an authorized representative of each party.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives to be effective as of the Effective
Date.

"SUPPLIER"                                 "CUSTOMER"
INTEGRATED COMMUNICATIONS CONSULTANTS      IELEMENT, INC.
CORPORATION

By:                                        By:
   ----------------------------------         ----------------------------------
Name:                                      Name:
     --------------------------------           --------------------------------
Title:                                     Title:
      -------------------------------            -------------------------------
Address:333 Washington Blvd. #15           Address: 17194 Preston Road
        Marina del Rey, Ca 90292                    Suite 102, PMB 341
                                                    Dallas,  Tx. 75248-1221
        Attn: Ivan Zweig                            Attn: Billing
        213-232-3421                                888-832-9422
Facsimile No.:    213-232-3521             Facsimile No.: 214-254-3500

                                  Attachment 1

                            ACCESS TRANSPORT SERVICES
                              SERVICE DESCRIPTIONS

     "REMOTE ACCESS TRANSPORT" refers to those Services that can be provided from any site to any site or central office:

                            DESCRIPTION                                            AVAILABLE CAPACITY LEVELS
                            -----------                                            -------------------------

       Tail Circuit                                                                                      DS1

       Central Office Colo-to-Central Office Colo                                  DS1, DS3, OC3, OC12, OC48

       Central Office Colo-to Central Office Colo with DS3/1 Mux                                         DS3

       Point-to-Central Office Colo                                                DS1, DS3, OC3, OC12, OC48

       Point-to-Central Office Colo with DS3/1 Mux                                                       DS3

       Point to Point                                                              DS1, DS3, OC3, OC12, OC48

     "COMBINED ACCESS TRANSPORT" refers to a configuration where Customer obtains a high capacity Service from Customer's site to Supplier's hub and lower

                            DESCRIPTION                                            AVAILABLE CAPACITY LEVELS
                            -----------                                            -------------------------

       COMBINED ACCESS MULTIPLEXER
       Access Multiplexer                                                               DS3, OC3, OC12, OC48
                DS3/1 Multiplexer option
                Redundant OC3 Card (4 OC3 interfaces)

                          SERVICES TO SUPPLIER'S HUB FACILITY

       Point-to-Hub                                                                     DS3, OC3, OC12, OC48

       Central Office Colo-to-Hub                                                       DS3, OC3, OC12, OC48

                         SERVICES FROM SUPPLIER'S HUB FACILITY

       Hub-to Central Office Colo                                                  DS1, DS3, OC3, OC12, OC48

       Hub-to-Central Office Colo with DS3/1 Mux                                                         DS3

       Hub-to-Central Office Colo with OC12/DS3 Mux                                               OC12, OC48

       DS1 Tail Circuit                                                                                  DS1

       Hub-to-Point                                                                DS1, DS3, OC3, OC12, OC48

     DEFINITIONS:

     TAIL CIRCUIT. "Tail Circuit" shall mean Service from the local serving central office that would normally serve a remote location to that remote location at the rate specified.

     POINT-TO-POINT. "Point-to-Point" shall mean Service from customer's premise to any location at the rate specified.

     CENTRAL OFFICE COLO-TO-CENTRAL OFFICE COLO. "Central Office Colo-to-Central
Office Colo" shall mean service between two central offices that have Supplier's networking equipment in place at the rate specified.

     POINT-TO-CENTRAL OFFICE COLO. "Point-to-Central Office Colo" shall mean
Service from any location to a central office with Supplier's networking equipment in place at the rate specified.

     DS3 ACCESS MULTIPLEXER. "DS3 Access Multiplexer" shall mean a multiplexer with a DS3 electrical interface for the network and 28 DS1 interfaces on the
Customer side.

     OC3 ACCESS MULTIPLEXER. "OC3 Access Multiplexer" shall mean a multiplexer with an OC3 optical interface for the network and 3 DS3 interfaces on the
Customer side.

     OC12 ACCESS MULTIPLEXER. "OC12 Access Multiplexer" shall mean a multiplexer with an OC3 optical interface for the network and 12 DS3 interfaces on the
Customer side.

     CENTRAL OFFICE COLO-TO-HUB. "Central Office Colo-to-Hub" shall mean Service from a central office with Supplier's networking equipment in place to the
Supplier's central networking site at the rate specified.

     POINT-TO-HUB. "Point-to-Hub" shall mean Service from any location to the
Supplier's central networking site at the rate specified.

     HUB-TO-CENTRAL OFFICE COLO. "Hub-to-Central Office Colo" shall mean Service from Supplier's central networking site to a central office with Supplier's networking equipment in place at the rate specified.

     HUB-TO-POINT. "Hub-to-Point" shall mean Service from Supplier's central networking site to any location at the rate specified.

     DS3/1 MUX. "DS3/1 Mux" shall mean a central office based multiplexer with a
DS3 electrical interface for the network and 28 DS1 interfaces on the Customer side.

     OC12/DS3 MUX. "OC12/DS3 Mux" shall mean a central office based multiplexer with an OC12 optical interface for the network and 12 DS3 interfaces on the
Customer side.

     ACCESS MULTIPLEXER. "Access Multiplexer" shall mean a multiplexer placed on
Customer's premises by Supplier for purposes of aggregating low speed interfaces on the Customer side into a network interface.

                                  Attachment 2

                         ORDERING AND BILLING PROCEDURES

     ORDERING PROCEDURES.

     Customer shall request a Service by forwarding to Supplier, by facsimile or such other means as Supplier may designate, a written request for such Service
(a "Market Service Order") in substantially the form attached to this Agreement as Exhibit A with all of the information requested by such form completed in full. If upon receipt of such Market Service Order, Supplier agrees to provide such Service (which agreement may not be unreasonably withheld or delayed except with respect to Additional Services requested by Customer which shall be subject to the terms of Section 2.B of the Master Services Agreement), Supplier shall forward to Customer, by facsimile or such other means as Supplier may designate, a response accepting such request (a "Firm Order Confirmation") in substantially the form attached to this Agreement as Exhibit B with all of the information required by such form completed in full. Supplier may, but shall not be obligated to, require that Customer sign and forward to Supplier, by facsimile or such other means as Supplier may designate, the Firm Order Confirmation prior to Supplier agreeing to provide such Service. If Supplier does not request such signed Firm Order Confirmation from Customer, then the agreement of Supplier to provide such Service, and of Customer to obtain such Service, shall be effective when Supplier has forwarded the Firm Order Confirmation to Customer. If, in the
Firm Order Confirmation, Supplier has made any change to the terms of such
Service as requested in the Market Service Order, such change shall apply to such Service unless Customer objects to it by notice to Supplier within three
(3) days after Supplier delivers the Firm Order Confirmation. If such an objection is made by Customer, then Supplier shall not be obligated to provide such Service to Customer.

     BILLING AND PAYMENT.

     Supplier shall be entitled to commence billing Customer the Recurring
Charge for a Service as of the Service Date for such Service. The Non-Recurring
Charge for a Service shall be billed to Customer on the first invoice provided to Customer after the Service Date with respect to such Service. Customer may delay the Service Date for a Service by up to thirty (30) days after the date designated in or accepted by the applicable Firm Order Confirmation by notifying
Supplier of such delay prior to such originally designated date. Supplier will accept such delay provided that Customer pays Supplier for all charges, costs and expenses incurred by Supplier as a result of such delay. If Customer requests a delay that is longer than thirty (30) days, Supplier may designate the thirty-first (31st) day after such originally designated date as the Service
Date, and commence billing Customer from such date for the Service. Supplier may bill on a current basis all charges, costs or expenses other than Recurring
Charges incurred by, and credits due to, Customer. Supplier may bill in advance the Recurring Charges for all Services to be provided during the ensuing billing period. Supplier will, upon request and if available, furnish such detailed information as may reasonably be required for verification of all amounts billed to Customer.

     All amounts for Services provided to Customer by Supplier and other amounts owing by Customer to Supplier are due and payable within sixty (60) days after the date of the invoice setting forth such amounts, and are payable in immediately available funds to the account designated by Supplier to Customer from time to time. If such payment due date would cause payment to be due on a
Saturday, Sunday or legal holiday, payment for such invoiced amounts will be due on the last business day preceding such Saturday, Sunday, or legal holiday.

     If any portion of the payment is received by Supplier after the payment due date, or if any portion of the payment is received by Supplier in funds that are not immediately available to Supplier, then interest on the overdue amounts shall accrue and be payable by Customer at a rate of 1.5% per month (.000494 per day) or 18% annually or, if less, the maximum rate permitted by applicable law.
The interest will be applied for the number of days from the payment due date to and including the date that Supplier actually receives the payment in immediately available funds.

     CLAIMS AND DISPUTES.

     If a billing dispute occurs concerning any amounts billed or credited to
Customer by Supplier, Customer must submit to Supplier a documented claim for the disputed amount. Customer will submit to Supplier all documentation as may reasonably be required by Supplier to support the claim. All claims must be submitted to Supplier within sixty (60) days after the date of the invoice setting forth the amounts in dispute. If Customer does not submit a claim as stated above, Customer waives all rights to file a claim thereafter. Customer shall not be required to pay amounts disputed in accordance with this paragraph during such period provided that Customer pays all undisputed charges on or before the due date and negotiates in good faith with Supplier for the purpose of resolving such dispute within such 60-day period.

     If the dispute is resolved in favor of Customer and Customer has withheld the disputed amount, no interest credits or penalties will apply.

     If the dispute is resolved in favor of Customer and Customer has paid the disputed amount, or if Customer is owed a disputed credit, Customer will be credited by Supplier with interest on such amount or credit at the rate of 1.5%
per month (.000494 per day) or 18% annually or, if less, the maximum rate permitted by law, from the date Supplier received payment or was due the credit up to and including the date of refund or credit.

     If the dispute is resolved in favor of Supplier and Customer has paid the disputed amount on or before the payment due date, no interest credit or penalties will apply.

     If the dispute is resolved in favor of Supplier and Customer has withheld the disputed amount, any payments withheld pending settlement of the disputed amount shall bear interest at the rate of 1.5% per month (.000494 per day) or
18% annually or, if less, the maximum rate permitted by law, from the payment due date up to and including the date of payment.

     If Supplier has responded to Customer's dispute in writing and the parties fail to mutually resolve or settle the dispute within the above 60-day period
(unless Supplier has agreed in writing to extend such period), all disputed amounts together with the late fees shall become due and payable on the sixty-first (61st) day following the applicable due date, and this provision shall not be construed to prevent Customer from pursuing any legal remedies available to Customer consistent with the terms of this Agreement.

     The right to dispute hereunder applies only to Services provided to
Customer by Supplier and not to any dispute Customer may have with its End User.

                                  Attachment 6

                         ADDITIONAL TERMS AND CONDITIONS

     1. ASSUMPTION OF LIABILITIES. This Agreement constitutes an additional agreement to IElement's asset and liability purchase from ICCC on 3/1/2003.
IElement agrees to assume various assets and liabilities from ICCC in exchange for ICCC selling the circuits mentioned in the Service Pricing Attachment at cost for the first two years of this agreement. After the two year time period has been satisfied, then ICCC will add on additional maintenance, billing and network costs (not to exceed 20%) to the Recurring Charge agreed upon in the
Service Pricing Attachment for the remaining year of the arrangement.

                                 SERVICE PRICING

     1. PRICING. Supplier shall provide to Customer the Services, as per
Attachment 1, identified in each Market Service Order that is accepted by
Supplier pursuant to a Firm Order Confirmation subject to the terms and conditions of such Firm Order Confirmation and this Agreement, all as more fully set forth in Attachment 2. Access Transport Services shall include normal installation, maintenance, inspection, repair and testing associated therewith as provided for herein. Pricing for any Access Transport Services will be based upon the published Interconnection Agreement (ICAs) with the underlying providers, plus markup for additional maintenance, billing and network costs.
This 20% (maximum) markup will be waived for 24 months according to the
Additional Terms and Conditions of this contract.

     2. ICAS. Signed ICAs between Supplier and Verizon as well as SBC will be required In Texas, California and Illinois to substantiate the invoice charges from Supplier to Customer as per this Agreement.